EXHIBIT NO. 10(II)(A)

                              Employment Agreement

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and effective this 26th day of August, 1999, by and between AR Associates, Inc., a Nevada corporation ("Employer"), and Rich Van Diest, an individual ("Employee").

                                    Premises

         WHEREAS, the Employer desires to compensate the Employee for the services he has and continues to render to the Employer; and

         WHEREAS, the Employee has the requisite skills and experience to effectively manage the Employer's operations and desires to enter into a written agreement to formalize his services to the Employer.

                                    Agreement

         NOW THEREFORE, with the above provisions incorporated herein by this reference, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, the parties hereto mutually agree as follows:

         1. Employment. The Employer employs the Employee and the Employee accepts employment as the President of Employer upon the terms and conditions set forth in this Agreement.

         2. Term. The term of this Agreement commenced on March 17, 1999, and shall continue for so long as Employee continues to serve as the Company's President and one of its directors. If there is no written agreement for additional term then the employment will continue on a month to month basis subject to termination by either party upon thirty (30) days written notice to the other party.

         3. Compensation. Employer agrees to compensate the Employee in the amount of US$150.00 for each hour that Employee has served and does hereafter serve as the President and a director of the Employer. Employee acknowledges Employer's current inability to tender such compensation although Employer hereby undertakes to compensate Employer at its earliest ability.

         4. Duties. During the term of this Agreement, Employee shall initially serve as the President of the Employer. Employee shall perform the tasks and have the rights, powers and obligations normally associated with the office of President. Employee agrees to serve in such offices or positions with Employer that Employer's board of directors ("Board of Directors") shall reasonably request.

         5. Extent of Services/Conduct. The Employee may perform services for other organizations and volunteer for one or more charitable organizations provided that, in the reasonable judgement of the Board of Directors, such services do not interfere and are not inconsistent with the Employee's duties and obligations under this Agreement. The Employee pledges his careful avoidance of all personal acts, habits, usages, and statements which might injure, in any way, directly or indirectly, the personal or business reputation of the Employer.



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         6.   Non-Disclosure  of  Information.   In  further   consideration  of
employment and the continuation of employment by Employer, Employee will not, directly or indirectly, during or after the term of employment disclose to any person not authorized by Employer to receive or use such information, except, for the sole benefit of Employer, any of Employer's confidential or proprietary data, information, or techniques, or give to any person not authorized by Employer to receive it any information that is not generally known to anyone other than Employer or that is designated by Employer as "Limited," "Private," or "Confidential," or similarly designated.

         7. Expenses. The Employee may incur reasonable expenses for promoting the Employer's business, including reasonable expenses for entertainment, travel, and similar items. The Employer will reimburse the Employee for all such reasonable expenses upon the Employee's periodic presentation of an itemized account of such expenditures, providing that expenses in excess of $500 shall be approved by the Board of Directors.

         8. Termination for Cause. The Employer may terminate this Agreement for cause at any time. For purposes of this Agreement, the term "cause" includes, without limitation, the Employee's (a) neglect or intentional disregard of duties, (b) unauthorized disclosure of confidences of the Employer, (c) conviction of felony or any crime involving moral turpitude by a court of competent jurisdiction, (d) willful misconduct, (e) excessive use of alcohol on repeated occasions or addiction to narcotics, (f) breach of this Agreement, or
(g) dishonesty.

         9. Termination Upon Sale of Business. Employer may terminate this Agreement upon thirty (30) days written notice to the Employee upon the happening of any of the following events:

         a) The sale, by the Employer, of substantially all of its assets to a single purchaser or group of associated purchasers;

         b) The sale, exchange, or other disposition to a single entity or group of entities under common control in one transaction or series of related transactions of greater than fifty percent (50%) of the outstanding shares of the Employer's common stock;

         c) A decision by Employer to terminate its business and liquidate its assets; or

         d) The merger or consolidation of the Employer in a transaction in which the shareholders of the Employer receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

         10. Termination by Employee. This Agreement shall terminate if Employee resigns as President of Employer.

         11.  Entire   Agreement.   This   Agreement   constitutes   the  entire
understanding between the parties and there are no covenants, conditions, representations, or agreements, oral or written, or any nature whatsoever, other than those herein continued.

         12. Waiver. The waiver of any term, condition, clause, or provision of this Agreement shall in no way be deemed or considered a waiver of any other term, condition, clause, or provision of this Agreement.

         13. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Washington. Any legal action hereunder shall be properly commenced only in a federal or state court of competent jurisdiction in Whatcom, Washington. The prevailing party in any such action shall be entitled to recover, in addition to any relief or award ordered by the court, reasonable attorneys fees and all costs of court.



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         IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement this 26th day of August 1999.


AR Associates, Inc. - Employer                         Rich Van Diest, Employee

 /s/ George Munson                                     /s/ Rich Van Diest
 By: George Munson, Director                           Rich Van Diest